UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

JACK HENRY & ASSOCIATES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee paid previously with preliminary materials.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

JACK HENRY & ASSOCIATES, INC.

SUPPLEMENT TO THE PROXY STATEMENT
For the 2025 Annual Meeting of Stockholders
To be held on November 12, 2025

On October 2, 2025, Jack Henry & Associates, Inc., (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) relating to its Annual Meeting of Stockholders to be held on November 12, 2025 (the “2025 Annual Meeting”). This supplement to the Proxy Statement (the “Supplement”) should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information set forth herein, all information set forth in the Proxy Statement remains unchanged. The Company will make no further grants under the Company’s 2015 Equity Incentive Plan (the “Current Plan”) after October 20, 2025. If the 2025 Equity Incentive Plan (the “Proposed Plan”) is approved, future equity awards will be granted under the Proposed Plan.

Share Count Information as of October 20, 2025

We are filing the Supplement to simplify and supplement the information included in our Proxy Statement. All of the information provided in the table below was previously disclosed as of June 30, 2025, in the Proxy Statement. This information is being included in the Supplement as of October 20, 2025, in order for stockholders to more easily evaluate share information regarding “Proposal Three: Approval of the Company’s 2025 Equity Incentive Plan.”

The following table provides information regarding our outstanding equity awards and common shares available for future awards under the Company’s existing equity compensation plans as of October 20, 2025:

Total number of shares subject to awards outstanding (includes restricted stock unit awards and performance-vested unit awards) (1)	513,746
Total number of shares remaining available for future grants under the 2015 Equity Incentive Plan (the “Current Plan”) (2)	1,929,124
Total number of shares proposed to be available for grant under the 2025 Equity Incentive Plan (the “Proposed Plan”)	4,700,000
Total number of Common Shares Outstanding as of the Record Date (September 16, 2025)	72,665,198

(1) This number includes 2,239 shares related to time-vested restricted stock unit awards that are deferred and have been allocated to participants’ bookkeeping accounts under the 2005 Restricted Stock Plan. This number also includes the following that were granted under the 2015 Equity Incentive Plan: 208,409 time-vested restricted stock unit awards that include 13,633 vested and deferred shares that have been allocated to participants’ bookkeeping accounts under the 2015 Equity Incentive Plan, and 303,098 outstanding performance-vested unit awards that include 4,139 vested and deferred shares that have been allocated to participants’ bookkeeping accounts under the 2015 Equity Incentive Plan. The share number for outstanding time-vested restricted stock units and outstanding performance-vested unit awards represents the maximum number of shares that may be awarded if the Company meets its best-case performance targets. The Company has no outstanding stock option awards.

(2) Represents the total number of shares available for future awards under the Current Plan, excluding outstanding equity awards included in the first line of this table, reflecting performance-vested unit awards granted at maximum payout. The Company commits to not grant any additional awards under the Current Plan after October 20, 2025.